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                                                                    EXHIBIT 10.4


March 28, 1996



Fleet Bank of Massachusetts, N.A.
As Agent
75 State Street
Boston, MA 02110
Attn: Deborah Lawrence, VP

Re:     Inventory Stored with Processors
        --------------------------------

Dear Ms. Lawrence:

The undersigned have entered into a certain Loan Agreement with Fleet Bank of Massachusetts, N.A. (The "Bank"), as agent for itself and certain other lenders dated March 28, 1996 (the "Loan Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement. Pursuant to and on the terms and conditions contained in the Loan Agreement, the Banks have agreed to make Loans and other advances of credit available to the undersigned Borrowers up to the lesser of Fifty Million ($50,000,000.00)
Dollars or the Borrowing Base. The Borrowing Base is calculated by reference to the Net Outstanding Amount of Base Accounts and Net Security Value of Base Inventory.

The Net Security Value of Base Inventory is calculated with reference to Inventory in which the lenders have been granted a first priority security interest and which is subject to the claims of no other persons or entities. Presently included within the Net Security Value of Base Inventory is certain Inventory (the "Processor Inventory") which is stored with certain processors and packagers who perform services for the Borrowers with respect to such Inventory and who may claim some manner of lien or security interest in the Inventory.

The attached SCHEDULE A provides detail of Inventory by location and indicates that there is approximately $2,850,000.00 in domestic United States Processor Inventory. The undersigned agree that the domestic Processor Inventory plus Inventory located in Rotterdam will initially be included in the Net Security Value of Base Inventory. No foreign Processor Inventory of Safety 1st shall be included in the Net Security Value of Base Inventory, except for Inventory located in Rotterdam which will be subject to this letter. However, the maximum amount of domestic Processor Inventory to be included within the Net Security Value of Base Inventory will be no greater than $3,000,000.00 on and after June 30, 1996, $1,500,000.00 on or after September 30,1996, and $0.00 on or after December 31, 1996.
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Fleet Bank of Massachusetts, N.A.
Page 2
March 27, 1996



This letter agreement when executed by each of the Borrowers and countersigned by the Bank and The First National Bank of Boston shall constitute a valid, binding and enforceable contract under seal within the Commonwealth of Massachusetts.

SAFETY 1ST INC.

By /s/ Michael Lerner
  -----------------------------------


SAFETY 1ST INTERNATIONAL INC.

by /s/ Michael Lerner
  -----------------------------------

SAFETY 1ST (EUROPE) LIMITED

by /s/ Michael Lerner
  -----------------------------------


3232301 CANADA INC.

By /s/ Michael Lerner
  -----------------------------------

SAFETY 1ST HOME PRODUCTS CANADA INC.

By /s/ Michael Lerner
  -----------------------------------

ACKNOWLEDGED AND AGREED THIS
27th DAY OF MARCH, 1996
FLEET BANK OF MASSACHUSETTS, N.A.

By /s/ Deborah Lawrence
  -----------------------------------

THE FIRST NATIONAL BANK OF BOSTON

By /s/ Gregory G. O'Brien
  -----------------------------------